EXHIBIT 23.2



              Consent of Independent Public Accountant


     As independent public accountant, I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Micronetics Wireless, Inc. (the Company") relating to the registration of 600,000 shares of the Company's Common Stock, of my report, dated June 12, 1999 which appears on page F-2 of the Company's Annual Report on Form 10-KSB for its fiscal year ended March 31, 2000.


                                      /s/Paul C. Roberts, C.P.A.
                                      Paul C. Roberts, C.P.A.

Edgartown, Massachusetts
September 22, 2000























N:\ANNE\MICRO\FORM-S8.00